UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

August 4, 2015

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 Rio Robles
San Jose, California 95134

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
Compensatory Arrangements of Certain Officer
On August 4, 2015, the Compensation Committee of the Board of Directors (The “Committee”) of Extreme Networks, Inc. (the "Company") approved the following bonus payouts for certain officers based upon achievement of Q4 FY15 bonus targets:

Person Name	Position Title	Bonus Payout ($)
Amadia, Allison	EVP, General Counsel & Corporate Secretary	41,250
Arola, Ken	EVP, Chief Financial Officer	64,751
Blohm, Frank	EVP, Operations	44,413
The Committee also completed a review of executive compensation and approved the following adjustment to the base salary and target bonus (as a % of salary) of Allison Amadia, EVP, General Counsel & Corporate Secretary. Effective August 16, 2015, Ms. Amadia’s base salary was increased to $340,000 and effective July 1, 2015, Ms. Amadia’s bonus incentive target (as a % of salary) was increased to 55%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 10, 2015

EXTREME NETWORKS, INC.

By:	/s/ ALLISON AMADIA
Allison Amadia
Executive Vice President, General Counsel, and Corporate Secretary